Exhibit 3.2

FORM OF AMENDED AND RESTATED

BY-LAWS

OF

PANTHER EXPEDITED SERVICES, INC.

SECTION 1. LAW, CERTIFICATE OF INCORPORATION AND BY-LAWS

1.1. These By-laws are subject to the Certificate of Incorporation of the Corporation. In these By-laws, references to law, the Certificate of Incorporation and By-laws mean the law, the provisions of the Certificate of Incorporation and the By-laws as from time to time in effect.

SECTION 2. STOCKHOLDERS

2.1. Annual Meeting. The annual meeting of stockholders shall be held each year at such date and time designated by the Board of Directors of the Corporation (the “Board of Directors”), at which they shall elect a Board of Directors and transact such other business as may be required by law or these By-laws or as may properly come before the meeting. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these By-laws to the annual meeting of stockholders shall be deemed to refer to such special meeting.

2.2. Special Meetings. A special meeting of the stockholders may be called at any time by the Chairman of the Board of Directors, if any, the President or the Board of Directors.

2.3. Place of Meeting. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such place within or without the State of Delaware as may be determined from time to time by the Chairman of the Board, if any, the President or Chief Executive Officer or the Board of Directors. Any adjourned session of any meeting of the stockholders shall be held at the place designated in the vote of adjournment.

2.4. Notice of Meetings. Except as otherwise provided by law, a written notice of each meeting of stockholders stating the place, day and hour thereof, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purposes for which the meeting is called, shall be given not less then ten nor more than sixty days before the meeting, to each stockholder entitled to vote thereat, and to each stockholder who, by law, by the Certificate of Incorporation or by these By-laws, is entitled to notice, by giving such notice personally or by mail, electronic mail, telecopy, telegram or other electronic or wireless means. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the stockholder at the address of that stockholder appearing on the books of the Corporation. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or at the time of transmission when sent by electronic mail, telecopy, telegram or other electronic means. An affidavit of mailing or other means of giving any notice of any stockholders’ meeting, executed by the Secretary, Assistant Secretary or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice or report.

2.5. Quorum of Stockholders. At any meeting of the stockholders a quorum as to any matter shall consist of a majority of the votes entitled to be cast on the matter, present in person,

by means of remote communication, if authorized, or by proxy, except where a larger quorum is required by law, by the Certificate of Incorporation or by these By-laws. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present. If a quorum is present at an original meeting, a quorum need not be present at an adjourned session of that meeting.

2.6. Action by Vote. At each meeting of stockholders, every stockholder shall be entitled to vote in person or by proxy appoint by instrument in writing, subscribed by such stockholder or by such stockholder’s duly authorized attorney-in-fact, or by electronic means, if authorized, and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-laws.

2.7. Action at a Meeting. When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the Certificate of Incorporation or by these By-laws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election. Any stockholder entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or, except when the matter is the election of directors, may vote them against the proposal; but if the stockholder fails to specify the number of shares that the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder’s approving vote is with respect to all shares that the stockholder is entitled to vote.

2.8. Proxy Representation. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, objecting to or voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. The authorization of a proxy may but need not be limited to specified action, provided, however, that if a proxy limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof.

2.9. Inspectors. The directors or the person presiding at the meeting may, and shall if required by applicable law, appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

2.10. List of Stockholders. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name. Such list shall be open to the examination of any stockholder, for a period of at least ten days prior to the meeting, for any purpose germane to the meeting on either, at the Corporation’s sole discretion, (a) a reasonably accessible electronic network (for which such information required to access the electronic network shall be provided with the notice of the meeting) or (b) during ordinary business hours at the Corporation’s principal place of business. The list shall also be produced and kept at the time and place of the meeting or, if the meeting is held solely by means of remote communication, the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are stockholders entitled to examine such list or to vote in person or by proxy at such meeting.

2.11 Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in this Section 2.11 shall be eligible for election as directors. The nomination for election to the Board of Directors at a meeting of stockholders may be made by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in this Section 2.11. Such nominations, other than those made by the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary, and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is not held within thirty (30) days before or after such anniversary date, or in the case of a special meeting, then such nomination shall be delivered or mailed and received by the Secretary not later than the close of business on the tenth day following the date on which the notice of the meeting is mailed or public disclosure is made, whichever occurs first. Such notice shall set forth: (a) as to each proposed nominee, (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the class and number of shares of stock of the Corporation that are beneficially owned by each such nominee, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (v) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”), including such person’s written consent to be named as a nominee and to serve as a director if elected; and (b) as to the stockholder giving the notice, (i) the name and address, as they appear on the Corporation’s books, of such stockholder, and (ii) the class and number of shares of the Corporation that are beneficially owned by such stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

The chair of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not properly brought before the meeting in accordance with the provisions of this Section 2.11, and if he or she should so determine, the chair shall so declare to the meeting and the defective nomination shall be disregarded.

Notwithstanding the foregoing provisions of this Section 2.11, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

Notwithstanding the foregoing provisions of this Section 2.11, a stockholder shall also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11. Nothing in this Section 2.11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act.

2.12 Notice of Business at Annual Meetings. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, if such business relates to the election of directors of the Corporation, the procedures in Section 2.11 must be complied with. If such business relates to any other matter, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice must be delivered to or mailed by first class United States mail, postage prepaid, and received by the Secretary at the principal executive offices of the Corporation not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days in advance of the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is not held within thirty (30) days before or after such anniversary date, then for the notice by the stockholder to be timely it must be so received not later than the close of business on the tenth day following the date on which the notice of the meeting was mailed or public disclosure of the meeting was made, whichever occurs first. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business; (c) the class and number of shares of the Corporation that are beneficially owned by the stockholder; and (d) any material interest of the stockholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.12, except that any stockholder proposal that complies with Rule 14a-8 of the proxy rules, or any successor provision promulgated under the 1934 Act that is to be included in the Corporation’s proxy statement for an annual meeting of stockholders shall be deemed to comply with the requirements of this Section 2.12

The chair of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.12, and if he or she should so determine, the chair shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Notwithstanding the foregoing provisions of this Section 2.12, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

Notwithstanding the foregoing provisions of this Section 2.12, a stockholder shall also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.12. Nothing in this Section 2.12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act.

SECTION 3. BOARD OF DIRECTORS

3.1. Number. The number of directors constituting the entire Board of Directors shall be established, from time to time, by the Board of Directors but shall not be less than three, one of whom may be selected by the Board of Directors to be its Chairman.

3.2. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors who shall have and may exercise all the powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these By-laws directed or required to be exercised or done by the stockholders. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

3.3. Vacancies. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, shall be filled only by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Each director so chosen to fill a vacancy shall be elected to complete the term of office of the director who is being succeeded. In the case of any director elected to fill a directorship created by an enlargement of the Board of Directors, the Board of Directors shall in such election assign the class of directors to which such additional director is being elected, and each director so elected shall hold office for the same term as the other members of the class to which the director is assigned.

3.4. Classes of Directors. The Board of Directors shall be and is divided into three classes, as nearly equal in number as possible, designated: Class I, Class II and Class III. In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible. No decrease in the number of directors shall shorten the term of any incumbent director. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided that each director initially appointed to Class I shall serve for an initial term expiring at the Corporation’s annual meeting of stockholders held in 2007; each director initially appointed to Class II shall serve for an initial term expiring at the Corporation’s annual meeting of stockholders held in 2008; and each director initially appointed to Class III shall serve for an initial term expiring at the Corporation’s annual meeting of stockholders held in 2009; provided further, that the term of each director shall continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal.

3.5. Committees. The Board of Directors may, by vote of a majority of the whole Board, (a) designate, change the membership of or terminate the existence of any committee or committees, each committee to consist of one or more of the directors; (b) designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of the committee; and (c) determine the extent to which each such committee shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, including the power to authorize the seal of the Corporation to be affixed to all papers which require it and the power and authority to declare dividends or to authorize the issuance of stock; excepting, however, such powers which by law, by the Certificate of Incorporation or by these By-laws they are prohibited from so delegating. In the absence or disqualification of any member of such committee and his alternate, if any, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the Board or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-laws for the conduct of business by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request.

3.6. Regular Meetings. Regular meetings of the Board of Directors may be held without call or notice at such places within or without the State of Delaware and at such times as the Board may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent directors. A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of stockholders.

3.7. Special Meetings. Special meetings of the Board of Directors may be held at any time and at any place within or without the State of Delaware designated in the notice of the meeting, when called by the Chairman of the Board, if any, the President, or by one-third or more in number of the directors, reasonable notice thereof being given to each director by the Secretary or by the Chairman of the Board, if any, the President or any one of the directors calling the meeting.

3.8. Notice. It shall be reasonable and sufficient notice to a director to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to him at his usual or last known business or residence address or to give notice to him in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

3.9. Quorum. Except as may be otherwise provided by law, by the Certificate of Incorporation or by these By-laws, at any meeting of the directors a majority of the directors then in office shall constitute a quorum. In the event one or more directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified. Notwithstanding anything to the contrary in the two immediately preceding sentences, a quorum shall not in any case be less than one-third of the total number of directors constituting the whole Board. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

3.10. Action by Vote. Except as may be otherwise provided by law, by the Certificate of incorporation or by these By-laws, when a quorum is present at any meeting the vote of a majority of the directors present shall be the act of the Board of Directors.

3.11. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or a committee thereof may be taken without a meeting if all the members of the Board or of such committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the records of the meetings of the Board or of such committee. Such consent shall be treated for all purposes as the act of the Board or of such committee, as the case may be.

3.12. Participation in Meetings by Conference Telephone. Members of the Board of Directors, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other or by any other means permitted by law. Such participation shall constitute presence in person at such meeting.

3.13. Compensation. In the discretion of the Board of Directors, each director may be paid such fees for his services as director and be reimbursed for his reasonable expenses incurred in the performance of his duties as director as the Board of Directors from time to time may determine. Nothing contained in this section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving reasonable compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.14. Interested Directors and Officers.

(a) No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the Corporation’s directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

(b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

SECTION 4. OFFICERS AND AGENTS

4.1. Enumeration; Qualification. The officers of the Corporation shall be a President, a Treasurer, a Secretary and such other officers, if any, as the Board of Directors from time to time may in its discretion elect or appoint including without limitation a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, one or more vice presidents, an Assistant Treasurer, an Assistant Secretary, a Controller, and an Assistant Controller. The Corporation may also have such agents, if any, as the Board of Directors from time to time may in its discretion choose. Any officer may be but none need be a director or stockholder. Any two or more offices may be held by the same person. Any officer may be required by the Board of Directors to secure the faithful performance of his duties to the Corporation by giving bond in such amount and with sureties or otherwise as the Board of Directors may determine.

4.2. Powers. Subject to law, to the Certificate of Incorporation and to the other provisions of these By-laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such additional duties and powers as the Board of Directors may from time to time designate.

4.3. Election. The officers may be elected by the Board of Directors at their first meeting following the annual meeting of the stockholders or at any other time. At any time or from time to time the directors may delegate to any officer their power to elect or appoint any other officer or any agents.

4.4. Tenure. Each officer shall hold office until the first meeting of the Board of Directors following the next annual meeting of the stockholders and until his respective successor is chosen and qualified unless a shorter period shall have been specified by the terms of his election or appointment, or in each case until he sooner dies, resigns, is removed or becomes disqualified. Except as provided by law, there shall be no limit on how many terms an official can serve. Each agent shall retain his authority at the pleasure of the directors, or the officer by whom he was appointed or by the officer who then holds agent appointive power.

4.5. Chairman of the Board of Directors, President and Vice President. The Chairman of the Board, if any, shall have such duties and powers as shall be designated from time to time by the Board of Directors. Unless the Board of Directors otherwise specifies, the Chairman of the Board, or if there is none the Chief Executive Officer or if there is none the President, shall preside, or designate the person who shall preside, at all meetings of the stockholders and of the Board of Directors.

The President shall have such duties as customarily pertain to that office, including the general management and supervision of the property, business and affairs of the Corporation and shall have such other authority as from time to time may be assigned by the Board of Directors.

Any vice presidents shall have such duties and powers as shall be set forth in these By-laws or as shall be designated from time to time by the Board of Directors or by the President.

4.6. Chief Executive Officer. The Board of Directors may designate a Chief Executive Officer. The Chief Executive Officer shall have such duties as customarily pertain to that office, including the implementation of the policies of the Corporation as determined by the Board of Directors, and shall have such other authority as from time to time may be assigned by the Board of Directors.

4.7. Chief Financial Officer. The Chief Financial Officer shall have such duties as customarily pertain to that office and as may from time to time be assigned by the Board of Directors. Unless the Board of Directors determines otherwise, the Chief Financial Officer shall have the custody of the corporate funds and securities; shall keep full and accurate books and accounts of the Corporation as shall be necessary of desirable in accordance with applicable law or generally accepted accounting principles; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the Chairman of the Board or the Board of Directors; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the Corporation.

4.8. Treasurer and Assistant Treasurers. The Treasurer shall in general have all duties incident to the position of Treasurer and such other duties as may be assigned by the Board of Directors, the President or the Chief Executive Officer.

Any Assistant Treasurers shall have such duties and powers as shall be designated from time to time by the Board of Directors, the President or the Treasurer.

4.9. Controller and Assistant Controllers. If a Controller is elected, he shall, unless the Board of Directors otherwise specifies, be the chief accounting officer of the Corporation and be in charge of its books of account and accounting records, and of its accounting procedures. He shall have such other duties and powers as may be designated from time to time by the Board of Directors, the President, the Chief Financial Officer or the Treasurer.

Any Assistant Controller shall have such duties and powers as shall be designated from time to time by the Board of Directors, the President, the Chief Financial Officer, the Treasurer or the Controller.

4.10. Secretary and Assistant Secretaries. The Secretary shall record all proceedings of the stockholders, of the Board of Directors and of committees of the Board of Directors in a book or series of books to be kept therefor and shall file therein all actions by written consent of stockholders or directors. In the absence of the Secretary from any meeting, an Assistant Secretary, or if there be none or he is absent, a temporary Secretary chosen at the meeting, shall record the proceedings thereof. Unless a transfer agent has been appointed the Secretary shall keep or cause to be kept the stock and transfer records of the Corporation, which shall contain the names and record addresses of all stockholders and the number of shares registered in the name of each stockholder. He shall have such other duties and powers as may from time to time be designated by the Board of Directors, the Chief Executive Officer or the President.

Any Assistant secretaries shall have such duties and powers as shall be designated from time to time by the Board of Directors, the Chief Executive Officer, the President or the Secretary.

SECTION 5. RESIGNATIONS AND REMOVALS

5.1. Any director or officer may resign at any time by delivering his resignation in writing to the Chairman of the Board, if any, the President, Chief Executive Officer, if any, or the Secretary or to a meeting of the Board of Directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time, and without in either case the necessity of its being accepted unless the resignation shall so state. Except as may be otherwise provided by law, by the Certificate of Incorporation or by these By-laws, a director (including persons elected by stockholders or directors to fill vacancies in the Board) may be removed from office with or without cause by the vote of the holders of a majority of the issued and outstanding shares of the particular class or series entitled to vote in the election of such directors. The Board of Directors may at any time remove any officer either with or without cause. The Board of Directors may at any time terminate or modify the authority of any agent.

SECTION 6. VACANCIES

6.1. If the office of the President, the Treasurer or the Secretary becomes vacant, the directors may elect a successor by vote of a majority of the directors then in office. If the office of any other officer becomes vacant, any person or body empowered to elect or appoint that officer may choose a successor. Each such successor shall hold office for the unexpired term, and in the case of the President, the Treasurer and the Secretary until his successor is chosen and qualified or in each case until he sooner dies, resigns, is removed or becomes disqualified. Any vacancy of a directorship shall be filled as specified in Section 3.3 of these By-laws.

SECTION 7. CAPITAL STOCK

7.1. Issuance of Stock. Subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of in such manner, for such consideration and on such terms as the Board of Directors may determine.

7.2. Stock Certificates. Each stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him, in such form as shall, in conformity to law, the Certificate of Incorporation and the By-laws, be prescribed from time to time by the Board of Directors. Such certificate shall be signed by the Chairman or vice Chairman of the Board, if any, or the Chief Executive Officer, President or a vice president and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary. Any of or all the signatures on the certificate may be a facsimile. In case an officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the time of its issue.

7.3. Loss of Certificates. In the case of the alleged theft, loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms, including receipt of a bond sufficient to indemnify the Corporation against any claim on account thereof, as the Board of Directors may prescribe.

7.4 Dividends. Subject to limitations contained in the General Corporation Law of the State of Delaware, the Certificate of Incorporation and these By-laws, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property, or in shares of the capital stock of the Corporation.

SECTION 8. TRANSFER OF SHARES OF STOCK

8.1. Transfer on Books. Subject to the restrictions, if any, stated or noted on the stock certificate, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the Board of Directors or the transfer agent of the Corporation may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these By-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote or to give any consent with respect thereto and to be held liable for such calls and assessments, if any, as may lawfully be made thereon, regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the Corporation.

It shall be the duty of each stockholder to notify the Corporation of his post office address.

8.2. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no such record date is fixed by the Board of Directors, the record date for determining the stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such payment, exercise or other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 9. CORPORATE SEAL

9.1. Subject to alteration by the directors, the seal of the Corporation shall consist of a flat-faced circular die with the word “Delaware” and the name of the Corporation cut or engraved thereon, together with such other words, dates or images as may be approved from time to time by the directors.

SECTION 10. EXECUTION OF PAPERS

10.1 The Board of Directors, except as otherwise provided in these By-laws, may authorize any office or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

SECTION 11. FISCAL YEAR

11.1. The fiscal year of the Corporation shall end on the last day of December.

SECTION 12. AMENDMENTS

12.1. These By-laws may be adopted, amended or repealed by vote of a majority of the directors then in office or by vote of a majority of the voting power of the stock outstanding and entitled to vote. Any By-law, whether adopted, amended or repealed by the stockholders or directors, may be amended or reinstated by the stockholders or the directors.

SECTION 13. BOOKS AND RECORDS

13.1 Location. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By laws and by such officer or agent as shall be designated by the Board of Directors.

13.2 Inspection by Director. Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the Corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

13.3 Representation of Shares of Other Corporations. The President, Chief Executive Officer or the Secretary, or any other officer of this Corporation authorized by the Board of Directors is authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares or other ownership interests of any other corporation or entity standing in the name of this Corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

SECTION 14. WAIVER OF NOTICE

14.1. Whenever any notice is required to be given by law, by the Certificate of Incorporation or by these By-laws, a waiver of such notice either in writing signed by the person entitled to such notice or such person’s duly authorized attorney, or by telegraph, cable, electronic mail or any other available method, whether before, at or after the time of the meeting to which such notice relates, or the appearance of such person or persons at such meeting in person, by means of remote communications, if authorized, or by proxy, shall be deemed equivalent to such notice. Where such an appearance is made for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened, the appearance shall not be deemed equivalent to notice.